UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 31, 2017

Commission File Number: 001-36568

HEALTHEQUITY, INC.

Delaware	7389	52-2383166
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

15 West Scenic Pointe Drive
Suite 100
Draper, Utah 84020
(801) 727-1000

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement or Material Amendment to a Material Agreement.
On May 31, 2017, HealthEquity, Inc. (the “Company”) and BG Scenic Point Office 1, L.C. (the “Landlord”) entered into a Second Amendment (the “Lease Amendment”) to that certain Lease Agreement, dated May 15, 2015, by and between the Company and the Landlord (the “Lease”). The Company and the Landlord previously entered into a First Amendment to the Lease (the “Existing Amendment”), which was not material to the Company.

The material terms of the Lease Amendment are described below:

•	An additional 27,918 square feet are subject to the Lease (such additional square footage, the “Expansion Premises”), 24,613 of which are usable square feet.

•	The Landlord will fund $20.00 per usable square foot of tenant improvements to the Expansion Area, and the Company is responsible for tenant improvements in excess of that amount.

•	Upon commencement of the rent obligations with respect to the Expansion Premises on January 1, 2018, the base rent with respect thereto will be as follows:

January 1, 2018 – December 31, 2018	$18.36 per square foot
January 1, 2019 – December 31, 2019	$18.93 per square foot
January 1, 2020 – April 30, 2020	$19.49 per square foot
May 1, 2020 – April 30, 2021	$20.00 per square foot
May 1, 2021 – April 30, 2022	$20.50 per square foot
May 1, 2022 – April 30, 2023	$21.01 per square foot
May 1, 2023 – April 30, 2024	$21.54 per square foot
May 1, 2024 – April 30, 2025	$22.07 per square foot
May 1, 2025 – April 30, 2026	$22.63 per square foot
May 1, 2026 – March 31, 2027	$23.19 per square foot

•	The Company’s base rent obligations with respect to the Expansion Premises are subject to a rent abatement for the first month following commencement of the rent obligations.

•
The Company will be responsible for 100% of certain costs and expenses incurred by the Landlord in connection with the ownership, operation, management, maintenance, and related improvements of the property subject to the Lease.

•	The term of the Lease commenced on July 1, 2015 and will expire on March 31, 2026, subject to the Company’s rights of renewal.

The Company is also party to a separate lease agreement (as subsequently amended), with an affiliate of the Landlord, pursuant to which the Company leases a separate building at its headquarters in Draper, UT. The full text of the separate lease agreement was filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2015, and the full text of the subsequent amendments were filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2016.

This current report on Form 8-K summarizes the material provisions of the Lease Amendment. This summary is qualified in its entirety by reference to the full text of the Lease Amendment and the Existing Amendment, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2017, and the full text of the Lease, which was filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2015.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHEQUITY, INC.
Date: June 5, 2017	By:	/s/ Darcy Mott
	Name:	Darcy Mott
	Title:	Executive Vice President and Chief Financial Officer